Independent Auditors' Consent


The Contract Owners
Fidelity Security Life Insurance Company
FSL Separate Account M
  and
The Board of Directors
Fidelity Security Life Insurance Company:



We consent to the reference to our firm under the heading "Independent Auditors" and to the use of our report dated April 11, 2003, with respect to the statutory financial statements of Fidelity Security Life Insurance Company and to the use of our report dated April 23, 2003, with respect to the financial statements of Fidelity Security Life Insurance Company FSL Separate Account M included in the Post-Effective Amendment No. 4 to the Registration Statement under the Securities Exchange Act of 1933 (File No. 333-69647) on Form N-4 and Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09167) and the related Statement of Additional Information accompanying the Prospectus of the FSL Flexible Premium Variable Annuity.


KPMG LLP

April 29, 2003
Kansas City, Missouri


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-69647 of FSL Separate Account M on Form N-4 of our report dated April 12, 2002, with respect to the statutory basis financial statements of Fidelity Security Life Insurance Company and to the use of our report dated March 29, 2002, with respect to the financial statements of FSL Separate Account M, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "INDEPENDENT AUDITORS" also appearing in the Statement of Additional Information.


/S/DELOITTE & TOUCHE LLP

Kansas City Missouri
April 24, 2003